UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

GRYPHON DIGITAL MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 646-3374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Explanatory Note

As previously disclosed, on February 9, 2024, Gryphon Digital Mining, Inc. (the “Company”) completed the transactions contemplated by that certain agreement and plan of merger (the “Merger”) by and between the Company, Akerna Merger Co., a wholly-owned subsidiary of the Company, and Ivy Crypto, Inc. (formerly known as Gryphon Digital Mining, Inc.) (“Ivy”), dated January 27, 2023, as amended on April 28, 2023 and June 14, 2023.

(a) Dismissal of independent registered public accounting firm

On April 26, 2024 (the “Dismissal Date”), the Company dismissed Marcum LLP (“Marcum”) as the independent registered public accounting firm for the Company. The dismissal was approved by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and the Board of the Company. The change in independent registered public accounting firm is not the result of any disagreement with Marcum.

Marcum’s audit reports on the financial statements as of December 31, 2023 and 2022 of the Company did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor did it modify its opinion as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

For the Company’s two most recent fiscal years, and in the subsequent interim period through the Dismissal Date, there were (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Marcum on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in its reports on the financial statements of the Company for such periods, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that material weaknesses in internal control over financial reporting were identified and described in the Company’s Annual Form 10-K for the years ended December 31, 2023 and 2022 as filed with the Securities and Exchange Commission (the “SEC”).

The Company provided Marcum with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Marcum furnish the Company with a copy of their letter addressed to the SEC pursuant to Item 304(a)(3) of Regulation S-K, stating whether Marcum agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter to the SEC dated April 26, 2024 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of new independent registered public accounting firm

On April 26, 2024, as recommended and approved by the Committee and the Board, the Company engaged RBSM LLP (“RBSM”) as the Company’s independent public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2024 and to review the Company’s quarterly consolidated financial statements for each of the quarters ending March 31, 2024, June 30, 2024, and September 30, 2024. RBSM previously served as the independent registered public accounting firm of Ivy prior to the closing of the Merger.

For the Company’s two most recent fiscal years, and in the subsequent interim period through the Dismissal Date, neither the Company nor anyone on its behalf consulted with RBSM regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
16.1	Letter from Marcum LLP dated April 26, 2024 to the Securities and Exchange Commission regarding change in certifying accountant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 26, 2024	GRYPHON DIGITAL MINING, INC.

	By:	/s/ Robby Chang
		Name:	Robby Chang
		Title:	Chief Executive Officer

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